UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 18, 2023

PROCESSA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39531	45-1539785
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7380 Coca Cola Drive, Suite 106

Hanover, Maryland, 21076

(Address of principal executive offices)

(443) 776-3133

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b)of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock: Par value $.0001	PCSA	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard.

As previously disclosed on Form 8-K filed on March 22, 2023, Processa Pharmaceuticals, Inc. (the “Company”) received a letter (the “Notice”) from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, for the previous 30 consecutive business days, the bid price for the Company’s common stock had closed below the minimum $1.00 per share requirement for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Requirement”).

On September 19, 2023, the Company received a letter from the Staff notifying that the Company is eligible for a second 180-day period, or until March 18, 2024 (the “Second Grace Period”) to regain compliance with the Bid Price Requirement. According to the notification from Nasdaq, the Staff’s determination was based on (i) the Company meeting the continued listing requirement for market value of its publicly held shares and all other Nasdaq initial listing standards, with the exception of the minimum bid price requirement, and (ii) the Company’s written notice to Nasdaq of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary. If at any time during this Second Grace Period, the closing bid price of the common stock is at least $1 per share for a minimum of 10 consecutive business days, Nasdaq will provide the Company with written confirmation of compliance.

The letter has no immediate impact on the listing of the Company’s common stock, which will continue to be listed and traded on The Nasdaq Capital Market, subject to the Company’s compliance with the other continued listing requirements of The Nasdaq Capital Market. The Company will consider implementing a reverse stock split to regain compliance with the continued listing requirements.

Item 5.03	Amendment to Articles of Incorporation or Bylaws.

On September 18, 2023, the Board of Directors (the “Board”) of the Company adopted the Amended and Restated Bylaws (as amended, the “Bylaws”). The Bylaws, which became effective immediately, include the following changes, among others which are more administrative in nature:

●	Section 2.5 was amended to change the vote standard for routine matters from majority of votes present to a majority of votes cast. The standard now provides abstentions have no effect on proposals. Other, minor changes were made to related provisions of the Bylaws to reflect the adoption of majority voting.

●	Section 2.9 was amended to provide that stockholders may act by written consent provided that specified procedures are followed and prompt notice is provided to the Company.

●	Sections 3.1 and 3.2 were amended so the number of directors could be changed from time to time by resolution of the Board of Directors and further clarifies that stockholders will not fill Board vacancies.

●	Section 3.4 was amended so Directors may only be removed for cause by a 66% vote of stockholders and that they may no longer be removed without cause.

●	Article VIII was amended to remove exceptions to indemnification that were previously contained in the Bylaws.

●	Section 9.5 was revised to allow the Board to hold stockholder meetings electronically with expanded detail.

●	Section 9.15 was amended to provide that all derivative actions, breach of fiduciary claims or similar claims must be filed exclusively in the Court of Chancery in the State of Delaware (or an alternative court in Delaware in the event the Chancery Court lacks jurisdiction).

●	The amendments makes certain other administrative, modernizing, clarifying, and conforming changes; and include revisions to reflect recent changes in the Delaware General Corporation Law.

The preceding description of the Bylaws is qualified in its entirety by reference to the full text of the Bylaws dated September 18, 2023, which is attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit 3.1	Amended and Restated Bylaws of Processa Pharmaceuticals, Inc., dated September 18, 2023.
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Processa Pharmaceuticals, Inc.

Date:	September 21, 2023	By:	/s/ James Stanker
James Stanker
Chief Financial Officer